Exhibit 10.1
Execution Copy

GUARANTY
This Guaranty (this “Guaranty”) is dated as of February 22, 2018, by and between KBR, Inc., a Delaware corporation (the “Guarantor”), and Kamco Holdings, Inc., a Maryland corporation (the “Beneficiary”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.
Recitals
WHEREAS, this Guaranty is being provided in connection with that certain Equity Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among SGT, Inc., a Maryland corporation (the “Company”), KBRwyle Technology Solutions, LLC, a Delaware limited liability company (“Buyer”), the Beneficiary and the other parties named therein;
WHEREAS, Buyer is a wholly-owned Subsidiary of the Guarantor, and the Guarantor acknowledges and agrees that it will derive benefit under the Purchase Agreement and the Transactions; and
WHEREAS, as an inducement to the Beneficiary to enter into the Purchase Agreement and consummate the Transactions, and as consideration therefor, the Guarantor has agreed to enter into this Guaranty in favor of the Beneficiary.
NOW THEREFORE, in consideration of the premises and covenants hereinafter contained, and to induce the Beneficiary to consummate the Transactions, the Guarantor hereby agrees as follows:
1.Guaranty. (a) The Guarantor hereby absolutely, irrevocably and unconditionally guarantees the due, punctual and full payment and performance of each of Buyer’s present and future obligations under the Purchase Agreement (collectively, the “Guaranteed Obligations”), as and when due under the Purchase Agreement. This Guaranty shall be a guarantee of payment and performance and not merely of collection. The Guarantor, promptly after demand, further agrees to pay the Beneficiary for all costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including reasonable and documented out-of-pocket attorneys’ fees and expenses, excluding, for the avoidance of doubt, any costs, fees and expenses incurred that would also arise if the Guarantor were a direct party to the Purchase Agreement as the buyer thereunder. Subject to Section 2 hereof, the Guarantor hereby promises and undertakes to make all payments hereunder free and clear of any defense, counterclaim or right of set-off or recoupment. The Guarantor hereby covenants and agrees that it shall not, and shall cause its Affiliates not to, institute, directly or indirectly, any claim, action, lawsuit or proceeding asserting that this Guaranty is illegal, invalid or unenforceable in accordance with its terms.
(a)    The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be unconditional, and shall not be discharged or otherwise affected by (i) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of the Purchase Agreement or the invalidity or unenforceability (in whole or

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in part) of the Purchase Agreement or any of the Guaranteed Obligations (except as otherwise provided in Section 2 below), (ii) any change or amendment or waiver of this Guaranty or any provision of the Purchase Agreement, (iii) any extension of time with respect to or failure to enforce any Guaranteed Obligations, (iv) any change in the existence (corporate or otherwise), structure or ownership of Buyer or Guarantor, including, any merger or consolidation or Guarantor failing to hold any equity interest (directly or indirectly) in Buyer, (v) the recovery of any judgment against Buyer or any action to enforce the same, (vi) any failure by the Beneficiary to give notice of default to the Guarantor or to assert any claim or demand or to enforce any right or remedy against Buyer pursuant to the provisions of this Guaranty, the Purchase Agreement or any other notice to the Guarantor or any other person, (vii) the occurrence or continuance of any event of bankruptcy, reorganization, insolvency or similar proceeding with respect to the Guarantor or Buyer or their assets, or the dissolution, liquidation or winding up of the Guarantor or Buyer, or (viii) any other circumstances or events, whether similar or dissimilar to the foregoing which may otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor covenants that this Guaranty will not be discharged except by complete payment and performance of all Guaranteed Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the insolvency of the Buyer, the Guarantor or any of their Affiliates), then the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the Guaranteed Obligations as fully as if such application had never been made and whether or not this letter agreement purports to be released (it being understood and agreed that the reinstatement provisions of this sentence shall survive any termination of this Agreeemnt pursuant to Section 4 hereof). The Guarantor is a primary obligor and not merely a surety for the Guaranteed Obligations and the Beneficiary may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full amount of the Guaranteed Obligations, regardless of whether action is brought against Buyer or any other Person, whether or not Buyer or any other Person is joined in any such action or actions. The Guarantor unconditionally waives, to the fullest extent permitted by applicable Law, (i) notice of any of the matters referred to in this Section 1, the incurrence of any Guaranteed Obligations, any breach or default by Buyer with respect to the Guaranteed Obligations or any other notice required, by Law or otherwise, to preserve the rights of the Beneficiary against the Guarantor, (ii) diligence, presentment to, protest or demand of payment from Buyer or the Guarantor with respect to the Purchase Agreement or this Guaranty, or protest for nonpayment or dishonor, (iii) any requirement that the Beneficiary protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action or pursue any remedy against Buyer or any other person or entity or any collateral or any right to require that Buyer or any other Person or entity be joined in any action hereunder, (iv) all set offs, counterclaims and deductions whatsoever, and (v) any defense based on the lack of responsibility for being and keeping itself informed of the Buyer’s financial condition and assets and all other circumstances bearing on the risk of nonpayment or nonperformance of the Guaranteed Obligations. Subject to Section 4, this is a continuing guarantee, and shall remain in effect notwithstanding that from time to time there may be no Guaranteed Obligations due and payable.

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2.    Specific Defenses of Guarantor. Notwithstanding anything to the contrary contained in this Guaranty, the Beneficiary agrees that in no event shall Guarantor be required to pay any amount or perform any Guaranteed Obligation hereunder except and then only to the extent that Buyer is so obligated to pay or perform under the terms of the Purchase Agreement, and in each case, the Guaranteed Obligations are subject to such defenses, counterclaims and rights of set off and recoupment that Buyer may have under the Purchase Agreement, including (a) with respect to whether the Guaranteed Obligations that are alleged due and payable are in fact due and payable, including that the Guaranteed Obligations have been paid and whether payment is excused or waived under the terms of the Purchase Agreement or (b) that the Purchase Agreement is otherwise not legally enforceable against Buyer; provided, however, that Guarantor shall not be entitled to, and Guarantor agrees that it shall not, assert a defense, counterclaim, right of set off or recoupment to its obligation to pay and perform the Guaranteed Obligations based on (i) failure of consideration supporting the Purchase Agreement or the Transactions, (ii) Buyer’s lack of authority to execute and deliver the Purchase Agreement or to perform any of its obligations thereunder, and (iii) any circumstances identified in Section 1(b)(vii) hereof.
3.    Sole Remedy.
(a)    No Person other than the Guarantor has any obligations under this Guaranty and, with respect to this Guaranty, neither the Beneficiary nor any of the Selling Parties have any remedy, recourse or right of recovery against, or contribution from any other Person, including (i) any Subsidiary or Affiliate of the Guarantor, (ii) any officer, equityholder, director, employee, agent, controlling person or assignee of the Guarantor or of any Subsidiary or Affiliate of the Guarantor, or (iii) any lender or prospective lender, lead arranger, arranger, agent, broker, underwriter or representative of or to the Guarantor or Buyer (collectively, the “Buyer Related Parties”), whether through the Guarantor or Buyer or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by the enforcement of any assessment or by any legal or equitable claim, action lawsuit or proceeding, by virtue of any Law, by or through a claim by or on behalf of the Guarantor or Buyer against the Guarantor or any Buyer Related Party, or otherwise, except for its rights against the Guarantor under this Guaranty.
(b)    The Beneficiary hereby covenants and agrees that it shall not institute, directly or indirectly, any claim, action, lawsuit or proceeding arising under, or in connection with, this Guaranty, against the Guarantor or any Buyer Related Party except for claims by the Beneficiary against the Guarantor under and in accordance with this Guaranty (the “Retained Guaranty Claims”).
(c)    Recourse against the Guarantor solely with respect to the Retained Guaranty Claims shall be the sole and exclusive remedy of the Beneficiary and Selling Parties against the Guarantor or any Buyer Related Party in respect of any liabilities or obligations arising under, or in connection with this Guaranty (including in respect on any representations made or alleged to be made in connection with this Guaranty), and such recourse shall be subject to the other limitations described herein and therein.

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(d)    Notwithstanding the foregoing, in the event the Guarantor consolidates with or merges with any Person and is not the continuing or surviving entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, the Beneficiary may seek recourse with respect to the Retained Guaranty Claims that would otherwise be available to the Beneficiary if such consolidation or merger or transfer or conveyance had not occurred, against such continuing or surviving entity or such Person, as the case may be, but only to the extent of any remaining Guaranteed Obligations, as determined in accordance with this Guaranty.
4.    Termination. The Guarantor shall have no further liability or obligation under this Guaranty from and after the earliest of (a) a written agreement between the Guarantor and the Beneficiary terminating the obligations and liabilities of the Guarantor pursuant to this Guaranty, (b) the full satisfaction and performance by Buyer of all of the Guaranteed Obligations, (c) the closing under the Purchase Agreement and (d) the termination of the Purchase Agreement in accordance with its terms, except to the extent that Buyer has any Liability for Damages pursuant to Section 10.03 of the Purchase Agreement following any such termination.
5.    Representations and Warranties. The Guarantor hereby represents and warrants to the Beneficiary that (i) the obligations of the Guarantor under this Guaranty are valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, (ii) the execution and delivery of this Guaranty by the Guarantor has been duly and validly authorized in all respects by the Guarantor, (iii) the person who is executing and delivering this Guaranty on behalf of the Guarantor has full power, authority and legal right to so do, (iv) the execution and delivery of this Guaranty and the performance of it by the Guarantor will not (x) except to the extent obtained on or prior to the date hereof, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity, (y) violate in any material respect any Law or Judgment applicable to the Guarantor; or (z) result in a material violation of or material default (or an event that, with or without notice or lapse of time or both, would become a material default) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, any material Contract to which the Guarantor is a party or by which any of its material properties is bound, and (v) Guarantor has the financial capacity to perform its obligations under this Guaranty.
6.    Miscellaneous.
(a)    Any notice, request, instruction or other communication to be given hereunder by any party to the other parties shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) one business day following the day when sent by overnight courier (with written confirmation of receipt), (c) three business days following the day when sent by postpaid registered or certified mail or (d) when sent by email (provided that an additional copy is delivered one business day thereafter in accordance with the delivery method set forth in the preceding clauses (a) or (b)), in each case to the parties at the following addresses:
To the Guarantor:

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KBR, Inc.
601 Jefferson Avenue
Houston, Texas 77002
Attn: Executive Vice President and General Counsel
Email: eileen.akerson@kbr.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
Park Place II, Ninth Floor
7930 Jones Branch Drive
McLean, Virginia 22102
Attn:     Carine Stoick
Email: carine.stoick@hoganlovells.com

To the Beneficiary:

Kamco Holdings, Inc.
c/o Kamal S. Ghaffarian
5907 Sunnyslope Drive
Naples, Florida 34119
Email: kam@sgt-inc.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
1650 Tysons Blvd, 14th Floor
McLean, Virginia 22102
Attn:      Craig E. Chason
Email: craig.chason@pillsburylaw.com

(b)    Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.
(c)    Confidentiality. This Guaranty shall be treated as confidential and is being provided to the Beneficiary on behalf of the Selling Parties solely in connection with the Transactions. This Guaranty may not be used, circulated, quoted or otherwise referred to in any document, except (i) with the prior written consent of the Guarantor or (ii) as may be required by applicable Law, court process or stock exchange rules; provided that, to the extent permissible (under Law, court process or stock exchange rules) and reasonably practicable, the Guarantor is given prompt written notice of any such requirement so that it may seek a protective order or other remedy. Notwithstanding the foregoing, this Guaranty may be provided by the Beneficiary to its advisors, strictly for informational purposes, who have been directed by the Beneficiary to treat this Guaranty as confidential in accordance with this Section 6(c).

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(d)    Governing Law. This Guaranty shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereunder.
(e)    Consent to Jurisdiction; Venue. All Actions arising out of or relating to this Guaranty shall be brought exclusively in the Court of Chancery of the State of Delaware sitting in New Castle County and any state appellate court therefrom within the State of Delaware, or, only if such Court of Chancery declines to accept jurisdiction over such Action, in any state or federal court of competent jurisdiction in the State of Delaware. Each party hereto hereby (i) submits to the exclusive jurisdiction of such state or federal courts in the State of Delaware for the purpose of any Action arising out of or relating to this Guaranty brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above‑named courts, that such party’s property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Guaranty may not be enforced in or by the above‑named courts. Each party consents to the service of process in any such Action in the above-named courts by the mailing of such process by registered or certified mail at such party’s address for notices specified herein. Each party hereto irrevocably and unconditionally waives any right to a trial by jury in connection with any Action arising out of or relating to this Guaranty.
(f)    Headings. The headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty.
(g)    Waiver and Amendment. This Guaranty shall not be modified, altered, or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the parties hereto. Except as otherwise provided in this Guaranty, any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiary of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.
(h)    Entire Agreement. This Guaranty, the Purchase Agreement, together with the Exhibits and Schedules thereto, the Ancillary Agreements and the Confidentiality Agreement, contains the entire agreement between the parties with respect to the Transactions and supersedes all prior agreements or understandings, whether written or oral, between the parties.
(i)    Severability. Should any provision of this Guaranty or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law; (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other

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Persons or circumstances or (ii) in any other jurisdiction; and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Guaranty.
(j)    Including. Whenever the words “include,” “includes” or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation.”
(k)    Successors and Assigns. This Guaranty and all the provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Guaranty is not transferable or assignable by the Beneficiary. The Guarantor may not assign or delegate, in whole or in part, its obligations hereunder to any other person without the prior written consent of the Beneficiary, and any purported assignment or delegation in violation of this clause (k) shall, in the sole discretion of the Beneficiary, be void ab initio.
(l)    Specific Performance. The Guarantor agrees that irreparable damage would occur and that the Beneficiary would not have any adequate remedy at law if any of the provisions of this Guaranty were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Beneficiary shall be entitled to an injunction or injunctions to prevent breaches of this Guaranty and to enforce specifically the terms and provisions of this Guaranty without proof of actual damages, this being in addition to any other remedy to which the Beneficiary is entitled at law or in equity. The Guarantor further agrees that (i) the Beneficiary shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any such remedy, and the Guarantor hereby irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (ii) the Guarantor will not oppose the granting of such remedy.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their respective officers thereunto duly authorized as of the date first written above.

GUARANTOR KBR, Inc. By: /s/ Stuart J.B. Bradie Name: Stuart J.B. Bradie Title: President & CEO

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BENEFICIARY Kamco Holdings, Inc. By: /s/ Kamal S. Ghaffarian Name: Kamal S. Ghaffarian Title: President, Treasurer & Secretary

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